UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2016 (November 21, 2016)

EZTD INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51255	98-0374121
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Yehezkel Koifman Street, Tel-Aviv

68012, Israel

(Address of Principal Executive Offices)

+972-73-705-8000

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 21, 2016, EZTD Inc. (the “Company”)  entered into a Standby Equity Distribution Agreement (the “SEDA”) with YAII PN, Ltd. (“YA II”), a Cayman Islands exempt limited partnership and an affiliate of Yorkville Advisors Global, LLC, for the sale of up to $10 million of shares of the Company’s common stock, par value $0.03 per share, over a three-year commitment period.  Under the terms of the SEDA, the Company may from time to time, in its discretion, sell newly-issued shares of its common stock to YA II at a discount to market of 2.0%.  The Company has agreed to file a registration statement on Form S-1 (the “Registration Statement”) within 60 days of the execution of the SEDA. In addition, the Company has agreed to issue YAII a commitment fee equal to $100,000 of the Company’s common stock on the 1 year anniversary of the SEDA.

The Company is not obligated to utilize any of the $10 million available under the SEDA and there are no minimum commitments or minimum use penalties.  The total amount of funds that ultimately can be raised under the SEDA over the three-year term will depend on the market price for the Company’s common stock and the number of shares actually sold.

The SEDA does not impose any restrictions on the Company’s operating activities. During the term of the SEDA, YA II is prohibited from engaging in any short selling or hedging transactions related to the Company’s common stock.

A copy of the SEDA is attached hereto as Exhibit 10.1 and incorporated by reference herein. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

Also, on November 21, 2016, the Company entered into a Note Purchase Agreement with YA II (the “Note Purchase Agreement”), whereby YA II will purchase $1 million of notes from the Company (the “Notes”), with $500,000 of such Notes being issued on November 21, 2016 and a second tranche of $500,000 of Notes being issued upon the filing of the Registration Statement, among other requirements. The outstanding principal balance of the Notes shall bear interest at 8% per annum. On a monthly basis commencing on February 1, 2016, the Company shall make payments of $50,000 of principal plus accrued interest on the outstanding Notes. The first $500,000 tranche of the Notes is due and payable on November 21, 2017. Upon the occurrence of an Event of Default under the Notes, all amounts payable may be due immediately.

A copy of the Note Purchase Agreement is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Standby Equity Distribution Agreement, dated as of November 21, 2016, between EZTD Inc. and YA II PN, Ltd.

10.2	Note Purchase Agreement, dated as of November 21, 2016, between EZTD Inc. and YA II PN, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2016	EZTD INC.

	By:	/s/ Shimon Citron
	Name:	Shimon Citron
	Title:	Chief Executive Officer

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